As filed with the Securities and Exchange Commission on November 26, 2013
Registration No. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GENSPERA, INC.

(Exact name of issuer as specified in its charter)

DELAWARE	20-0438951
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2511 N Loop 1604 W, Suite 204

San Antonio, TX 78258

(Address of Principal Executive Offices and Zip Code)

Amended and Restated 2007 Equity Compensation Plan

Amended and Restated 2009 Executive Compensation Plan

(Full Title of Plan)

Agent for Service:

National Corporate Research

800 Brazos St., Suite 400

Austin, TX 78701

(Name and address of agent for service)

Tel: (800-345-4647

(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to agent for service to:

Raul Silvestre, Esq.

Silvestre Law Group, P.C.

31200 Via Colinas, Suite 200

Westlake Village, CA 91362

(818) 597-7552

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

	Amount	Proposed		Proposed	Amount
Title of Each Class of	to be	Offering Price		Aggregate	of
Securities to be Registered	Registered (1)	Per Share		Offering Price	Registration Fee
Shares of common stock issuable under Amended and Restated 2009 Executive Compensation Plan	3,003,028	$1.25	(3)	$3,753,785	$483.49
Common Stock Underlying Options ($1.98 exercise price)	660,578	$1.98	(3)	$1,307,944	$168.46
Common Stock Underlying Options ($2.18 exercise price)	561,394	2.18	(3)	$1,223,839	$157.63
Total	4,225,000			$6,285,568	$809.58

(1)	Represents 4,225,000 additional shares of common stock issuable under the GenSpera 2009 Executive Compensation Plan. In addition, pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this registration statement also covers an indeterminable number of shares of common stock which may become issuable pursuant to the anti-dilution provisions of the 2009 Executive Compensation Plan.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933 based upon the last reported sale of the registrant’s common stock on the OTCQB tier of the OTC Markets Group Inc. on November 22, 2013.

(3)	Fee based on exercise price applicable to shares issuable upon exercise of warrants in accordance with Rule 457(g).

EXPLANATORY NOTE

Registration Statement number 333-171783 (“Prior Registration Statement”) was filed on January 20, 2011 with the Securities and Exchange Commission (the “SEC”) to register : (i) 6,000,000 shares of common stock pursuant to our Amended and Restated 2007 Equity Compensation Plan, and (ii) 1,775,000 shares of common stock pursuant to our 2009 Executive Compensation Plan. On March 25, 2013, our board of directors approved to amend our 2009 Executive Compensation Plan to increase the number of common shares available under such plan from 1,775,000 to 6,000,000. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are hereby incorporated by reference, to the extent not otherwise amended or superseded by the contents hereof.

This Registration Statement on Form S-8 has been prepared in accordance with General Instruction E of Form S-8 under the Securities Act of 1933, as amended (which we refer to herein as the Securities Act) to:

•	Register an additional 4,225,000 shares of our common stock, par value $.0001 per share, issuable pursuant to our 2009 Executive Compensation Plan; and

•	Update the reoffer prospectus included in Prior Registration Statement and that forms a part of this Registration Statement relating to the resale of “control securities” and/or “restricted securities” that have been or will be acquired under our Amended and Restated 2007 Equity Compensation Plan and/ or 2009 Executive Compensation Plan, as amended, by certain of our officers and directors, who are the selling stockholders identified in the reoffer prospectus.

As permitted by Rule 429 under the Securities Act, the prospectus filed together with this registration statement is a combined prospectus which shall be deemed a post-effective amendment to the Prior Registration Statement.

PART I

INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

Item 1.	Plan Information.

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8, and the documents containing the information specified by Part I will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act.

REOFFER PROSPECTUS

UP TO 4,961,479 SHARES

COMMON STOCK

This reoffer prospectus relates to the resale of up to 4,961,479 shares of our common stock, par value $.0001 per share, (“Shares”) that have been or may be acquired by certain of our prior, current and future officers and directors (or any of their respective assigns) (who we refer to herein as the selling stockholders) pursuant to awards or grants made pursuant to our (i) Amended and Restated 2007 Equity Compensation Plan (“2007 Plan”), and (ii) Amended and Restated 2009 Executive Compensation Plan (“2009 Plan”)(collectively the “Plans”). The Shares may be offered, from time to time, by any or all of the selling stockholders through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as he, she or they may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price.  See “Plan of Distribution.”

Our common stock is quoted on the OTCQB tier of the OTC Markets Group Inc., under the symbol “GNSZ”.”  On November 22, 2013, the closing price of our common stock, as reported by the OTCQB, was $1.25 per share. You are urged to obtain current market quotations of our common stock before purchasing any of the shares being offered for sale pursuant to this prospectus.

Our principal executive offices are located at 2511 N Loop 1604 W, Suite 204, San Antonio, Texas, 78258, telephone number 210-479-8112.

Investing in our common stock is highly speculative and involves a high degree of risk. You should consider carefully the risks and uncertainties in the section entitled “Risk Factors” beginning on page 4 of this reoffer prospectus before investing in our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is November 26, 2013.

TABLE OF CONTENTS

Cautionary Note Regarding Forward Looking Statements	1
Prospectus Summary	2
Risk Factors	4
Use of Proceeds	4
Selling Stockholders	4
Plan of Distribution	5
Description of Securities	5
Experts	7
Interest of Named Experts and Counsel	8
Incorporation of Certain Documents By Reference	8
Where You Can Find More Information	8
Disclosure of Commission Position on Indemnification for Securities Law Violations	9

You should rely only upon the information contained or incorporated by reference in this reoffer prospectus and the registration statement of which this reoffer prospectus is a part. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this reoffer prospectus is accurate only as of the date on the front cover of this reoffer prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. This reoffer prospectus is based on information provided by us and other sources that we believe are reliable. We have summarized certain documents and other information in a manner we believe to be accurate, but we refer you to the actual documents for a more complete understanding of what we discuss in this reoffer prospectus. In making an investment decision, you must rely on your own examination of our business and the terms of the offering, including the merits and risks involved.

We obtained statistical data, market data and other industry data and forecasts described or incorporated by reference in this reoffer prospectus from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical data, industry data and forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information. We have not sought the consent of the sources to refer to their reports appearing or incorporated by reference in this reoffer prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The reoffering prospectus includes “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to our business development plans, clinical trials, regulatory reviews, timing, strategies, expectations, anticipated expense levels, projected profits, business prospects and positioning with respect to market, demographic and pricing trends, business outlook, technology spending and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations) and express our current intentions, beliefs, expectations, strategies or predictions, as well as historical information. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, or industry results, to be materially different from anticipated results, performance or achievements expressed or implied by such forward-looking statements. When used in this report, statements that are not statements of current or historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “plan,” “intend,” “may,” “will,” “expect,” “believe,” “could,” “anticipate,” “estimate,” or “continue” or similar expressions or other variations or comparable terminology are intended to identify such forward-looking statements. Although we believe that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or nonoccurrence of future events. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Our future operating results are dependent upon many factors, and our further development is highly dependent on the successful development of our proposed drug candidates as well as market acceptance of our proposed products, if developed, all of which is outside our control. You should not place undue reliance on forward-looking statements. Forward-looking statements may not be realized due to a variety of factors, including, without limitation:

•	our ability to manage the business despite continuing operating losses and cash outflows;

•	our ability to develop our proposed products and receive approval from the Food and Drug Administration (FDA) to market our proposed products if developed;

•	whether our proposed products will be shown to be efficacious;

•	our ability to obtain sufficient capital or a strategic business arrangement to fund our operations and expansion plans;

•	our ability to build the management and human resources and infrastructure necessary to support the growth of our business;

•	competitive factors and developments beyond our control;

•	scientific and medical developments beyond our control;

•	government regulation of our business;

•	whether any of our current or future patent applications result in issued patents and our ability to obtain and maintain other rights to technology required or desirable for the conduct of our business; and

•	whether any potential strategic benefits of licensing transactions will be realized and whether any potential benefits from the acquisition of newly licensed technologies, if any, will be realized.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipated in our forward-looking statements. Please see “Risk Factors” for additional risks which could adversely impact our business and financial performance.

Moreover, new risks regularly emerge and it is not possible for our management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included or incorporated by reference in this reoffer prospectus are based on information available to us on the date hereof or thereof. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout (or incorporated by reference in) this reoffer prospectus.

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PROSPECTUS SUMMARY

This reoffering prospectus relates to the resale of up to 4,961,479 shares of our common stock by the selling stockholders. The selling stockholders described in this prospectus may sell the Shares until we terminate this offering. The following summary highlights selected information contained in this reoffer prospectus. This summary does not contain all of the information you should consider before investing in the securities.

Before making an investment decision, you should read the entire reoffer prospectus carefully, including the risk factors section as well as the financial statements and the notes to the financial statements incorporated herein by reference. Most of the information about us that you need to know before you invest in the Shares is not included, but rather is incorporated by reference, in this reoffering prospectus. You should obtain and read the information described below under the headings “Documents Incorporated by Reference” and “Where You Can Find More Information” in order to get important information about GenSpera.

As used in this reoffering prospectus, unless the context otherwise requires, the words “we,” “us,” “our,” “the Company,” “GenSpera” and “Registrant” refer to GenSpera, Inc. Also, any reference to “common stock,” refers to our $0.0001 par value common stock.

Our Business

We are a development stage pharmaceutical company focused on the development of prodrug cancer therapeutics for the treatment of solid tumors including prostate, liver, brain and other cancers. A prodrug is an inactive precursor of a drug that is converted into its active form only at the site of the tumor. Our technology platform combines a powerful, plant-derived cytotoxin with a prodrug delivery system that targets release of the drug within the tumor. We believe that if successfully developed, our cancer prodrug therapies have the potential to provide a targeted therapeutic approach to a broad range of solid tumors with fewer side effects than those related to current chemotherapy treatments. We plan to develop a series of therapies based on our target-activated prodrug technology platform and test them through Phase I/II clinical trials.

We intend to license or sell the underlying technology of our drug candidates to major pharmaceutical companies during or after Phase I/II clinical trials. We believe that major pharmaceutical companies associate significant value in drug candidates that have completed one or more phases of clinical trials, and these organizations have the resources and expertise to finalize drug development and market the drugs. However, if we are not able to license or sell our drug candidate(s) on acceptable terms, or at all, we intend to proceed into Phase III clinical trials and prepare for future sales and marketing operations, or possibly delay or cease further development. In an effort to advance our product development strategy and potentially raise funds, we are exploring our options and are actively seeking to engage in a collaborative, strategic and/or licensing arrangement with other pharmaceutical companies. If we enter into any such transaction, we may be required to give up certain rights to our technology and control over its future development.

Corporate Organization

We were incorporated as a Delaware corporation in 2003. Our principal executive offices are located at 2511 N Loop 1604 W, Suite 204, San Antonio, Texas, 78258, telephone number 210-479-8112.

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The Offering

Outstanding Common Stock:	27,252,966 shares of our common stock are outstanding as of September 30, 2013.

Common Stock Offered:	Up to 4,961,479 shares of common stock for sale by the selling stockholders (which include our executive officers and directors) for their own account pursuant to the 2007 Plan and the 2009 Plan.

Selling Stockholders:	The selling stockholders are set forth in the section entitled “Selling Stockholders” of this reoffer prospectus on page 4.

Proceeds:	We will not receive any proceeds from the sale of our common stock by the selling stockholders. We would, however, receive proceeds upon the exercise of the stock options by those who receive options under the Plans and exercise such options for cash. Any cash proceeds will be used by us for general corporate purposes.

Risk Factors:	The securities offered hereby involve a high degree of risk. See “Risk Factors.”

OTCQB Trading Symbol:	GNSZ

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RISK FACTORS

We have included discussions of the risks, uncertainties and assumptions under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2012 (as updated in our subsequently filed Quarterly Reports on Form 10-Q), which risk factors are incorporated by reference into this reoffer prospectus. See the sections of this reoffering prospectus entitled “Documents Incorporated by Reference” and “Where You Can Find More Information” for a description of the information incorporated herein by reference and with regard to receiving a copy of such information.

Investing in our securities involves a high degree of risk.

Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe herein and in any document incorporated herein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2012, or any Annual Report on Form 10-K or Quarterly Report on Form 10-Q that is incorporated by reference into this reoffer prospectus, including filings made after the date hereof. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our business or operations.

Please also read carefully the section above entitled “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

The shares which may be sold under this reoffer prospectus will be sold for the respective accounts of each of the selling stockholders listed herein (who are our executive officers and directors). Accordingly, we will not realize any proceeds from the sale of the shares of our common stock. We will receive proceeds from the exercise of the options; however, no assurance can be given as to when or if any or all of the options will be exercised. If any options are exercised, the proceeds derived therefrom will be used for working capital and general corporate purposes. All expenses of the registration of the shares will be paid by us. See the sections of this reoffering prospectus entitled “Selling Stockholders” and “Plan of Distribution.”

SELLING STOCKHOLDERS

This reoffer prospectus relates to the Shares of our common stock that are being registered for reoffers and resales by selling stockholders who have acquired or may acquire shares pursuant to the 2007 Plan and/or 2009 Plan. Offers and sales by selling stockholders who are our “affiliates” (as such term is defined in Rule 405 under the Securities Act) are also covered by this reoffer prospectus.

The selling stockholders are our prior, current and future officers and directors (or any of their respective assigns) who have acquired or may acquire in the future shares of our common stock under the 2007 Plan and/or 2009 Plan. The selling stockholders may, from time to time, resell all, a portion or none of the shares of our common stock covered by this reoffer prospectus. There is no assurance that any of the selling stockholders will sell any or all of the shares offered by them under this reoffer prospectus.

The information in the table below sets forth, for each selling stockholder, based upon information available to us as of November 18, 2013, the number of shares of our common stock beneficially owned before and after the sale of the Shares (assuming the sales of all Shares) and the percentage of the outstanding shares of our common stock beneficially owned after the sale of the Shares.

The table below also sets forth “Shares being Registered”, which represents the number of Shares that could be sold under this prospectus by the holder assuming the vesting of all awards, achievement of all performance criteria and exercise of all options. The amounts listed under “Shares being Registered” do not constitute commitments to sell any or all of the stated number of Shares. The actual number of Shares to be sold, if any, shall be determined from time to time by each selling stockholder in his or her discretion. We have not been informed whether any selling stockholders intend to sell any Shares.

Any changed information will be set forth in an amendment to the registration statement or supplement to this reoffer prospectus, to the extent required by law.

		Common Shares Owned Before Sale (1)					Common Shares Owned After Sale (2)
Name	Position	Held Outright	Convertible Securities(3)	Amount	% of class	Shares being registered	Amount	% of Class
Craig Dionne (4)	CEO/CFO/Chairman/Director	2,464,749	2,539,610	5,004,359	18.36%	2,305,216	2,699,143	9.90%
Russell B. Richerson (5)	COO	942,392	1,887,611	2,830,003	10.38%	1,905,003	925,000	3.39%
Scott V. Ogilvie (6)	Director	-	259,500	259,500	*	269,000	-	*
Bo Jesper Hansen (7)	Director	-	148,500	148,500	*	177,000	-	*
Peter E. Grebow (8)	Director	-	82,000	82,000	*	101,000	-	*
Nancy Jean Barnabei (9)	Former Principal Accounting Officer	-	204,260	204,260	*	204,260	-	*
	TOTAL	3,407,141	5,121,481	8,528,622	28.75%	4,961,479	3,624,143	13.30%

(1) Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any common shares as to which a shareholder has sole or shared voting power or investment power, and also any common shares which the shareholder has the right to acquire within 60 days of November 18 2013. As of such date, there were 27,252,966 common shares issued and outstanding.

(2) Assumes the sale of all common shares being registered pursuant to this registration statement.

(3) Includes shares underlying Options, Warrants and Convertible Debentures.

(4) The shares being registered include: (i) 2,279,129 shares underlying common stock purchase options, and (ii) 26,087 restricted shares.

(5) The shares being registered include: (i) 1,887,611 shares underlying common stock purchase options, and (ii) 17,392 restricted shares.

(6) The shares being registered include: (i) 259,500 shares underlying common stock purchase options exercisable within 60 days, and (ii) 9,500 shares underlying common stock purchase options not exercisable within 60 days.

(7) The shares being registered include: (i) 148,500 shares underlying common stock purchase options exercisable within 60 days, and (ii) 28,500 shares underlying common stock purchase options not exercisable within 60 days.

(8) The shares being registered include: (i) 82,000 shares underlying common stock purchase options exercisable within 60 days, and (ii) 19,000 shares underlying common stock purchase options not exercisable within 60 days.

(9) The shares being registered include 204,260 shares underlying fully vested common stock purchase options.

4

Resale Restrictions

The amount of securities to be offered or resold by means of the reoffer prospectus by each Selling Stockholder, and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed the amount specified in Rule 144(e) of the Securities Act of 1933, as amended, during the preceding three months of the greater of:

•	1% of the number of shares of our common stock then outstanding; or

•	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale, assuming that our common stock is trading at such time.

PLAN OF DISTRIBUTION

For purposes of this reoffer prospectus, the term “selling stockholder” means and includes:

•	the persons identified in the table above as the selling stockholders; and

•	any of the donees, pledgees, distributees, transferees or other successors in interest of those persons referenced above who may: (a) receive any of the Shares after the date of this reoffer prospectus and (b) offer or sell those Shares hereunder.

The Shares offered by this reoffer prospectus may be sold from time to time directly by the selling stockholders. Alternatively, the selling stockholders may from time to time offer such Shares through underwriters, brokers, dealers, agents or other intermediaries. The selling stockholders as of the date of this reoffer prospectus have advised us that there were no underwriting or distribution arrangements entered into with respect to the Shares offered hereby. The distribution of the Shares by the selling stockholders may be effected: in one or more transactions that may take place on any stock exchange, market or trading facility (including one or more block transaction) through customary brokerage channels, either through brokers acting as agents for the selling stockholders, or through market makers, dealers or underwriters acting as principals who may resell the Shares on any stock exchange, market or trading facility; in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders in connection with sales of the Shares. Notwithstanding the forgoing, the selling stockholders are not required to sell any shares of the Shares.

The selling stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the Shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders also may sell shares short and redeliver the Shares to close out such short positions. The selling stockholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of shares of our common stock. The broker-dealer may then resell or otherwise transfer such Shares pursuant to this reoffer prospectus.

The selling stockholders also may lend or pledge the Shares to a broker-dealer. The broker-dealer may sell the Shares so lent, or upon a default the broker-dealer may sell the pledged Shares stock pursuant to this reoffer prospectus. Any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. To the best of our knowledge, there is no underwriter or coordinating broker acting in connection with the proposed sale of the Shares.

Although the Shares are not currently being underwritten, the selling stockholders or their underwriters, brokers, dealers or other agents or other intermediaries, if any, that may participate with the selling security holders in any offering or distribution of the Shares may be deemed “underwriters” within the meaning of the Act and any profits realized or commissions received by them may be deemed underwriting compensation thereunder.

DESCRIPTION OF SECURITIES

As of September 30, 2013, our authorized capital stock consisted of:

•	150,000,000 shares of common stock, par value $0.0001; and

•	30,000,000 shares of “blank check” preferred stock, par value $0.0001.

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As of September 30, 2013, 27,252,966 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding. All of our currently issued and outstanding shares of capital stock were validly issued, fully paid and non-assessable under the DGCL.

Set forth below is a summary description of all of the material terms of our capital stock. This description is qualified in its entirety by reference to our amended and restated certificate of incorporation, bylaws and form of convertible securities, each of which is filed as an exhibit to our registration statement of which this reoffer prospectus is a part.

Common Stock

The holders of our common stock are entitled to one vote per share on each matter submitted to a vote at a meeting of our stockholders, except to the extent that the voting rights of our shares of any class or series of stock are determined and specified as greater or lesser than one vote per share in the manner provided by our certificate of incorporation. Our stockholders have no pre-emptive rights to acquire additional shares of our common stock or other securities. Our common stock is not subject to redemption rights and carries no subscription or conversion rights. In the event of liquidation of our company, the shares of our common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. All shares of our common stock now outstanding are fully paid and non-assessable. Our bylaws authorize the board of directors to declare dividends on our outstanding shares.

Our common stock may be considered to be a “penny stock” if it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Securities Exchange Act for 1934, as amended (the “Exchange Act”).  Our common stock may be a “penny stock” if it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a “recognized” national exchange; (iii) it is NOT quoted on the Nasdaq Capital Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Exchange Act.  For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account.  Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

Preferred Stock

We may issue our preferred shares from time to time in one or more series as determined by our board of directors. The voting powers and preferences, the relative rights of each series, and the qualifications, limitations and restrictions thereof may be established by our board of directors without any further vote or action by our shareholders.

Outstanding Warrants

As of September 30, 2013, we had an aggregate of 10,266,597 common stock purchase warrants issued and outstanding with a range of exercise prices from $0.50 to $3.50 per share and an average weighted exercise price of $2.56 per share.

Options

As of September 30, 2013, we had an aggregate of 6,011,023 common stock purchase options issued and outstanding with an average exercise price of $1.83 per share. The options were issued pursuant to our 2007 Plan and 2009 Plan.

Convertible Notes

As of September 30, 2013, we have three convertible promissory notes outstanding that are payable to Dr. Dionne, our Chief Executive Officer, Chief Financial Officer, President and Chairman. The notes have an annual interest rate of 4.2%. The aggregate balance of the notes is $105,000 in principal and approximately $25,000 in accrued interest. The notes and accrued interest are convertible into 259,296 shares of common stock at a price of $0.50 per share.

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Delaware Anti-Takeover Law and Charter and Bylaws Provisions

We are subject to Section 203 of the Delaware General Corporation Law. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

•	prior to such date, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status, and any entity or person affiliated with or controlling or controlled by such entity or person.

Our certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. In particular, the certificate of incorporation and bylaws, as applicable, among other things:

•	provide our board of directors with the ability to alter its bylaws without stockholder approval; and

•	provide that vacancies on our board of directors may be filled by a majority of directors in office, although less than a quorum.

Such provisions may have the effect of discouraging a third-party from acquiring us, even if doing so would be beneficial to our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of our company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

EXPERTS

The financial statements included in this prospectus and in the registration statement of which it forms a part, have been so included in reliance on the reports of Liggett, Vogt & Webb, P.A., our independent registered public accounting firm for the year ended December 31, 2012, and RBSM LLP, our independent registered public accounting firm for the year ended December 31, 2011, appearing elsewhere in this prospectus and the registration statement of which it forms a part, given on the authority of said firms as experts in auditing and accounting.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

The Silvestre Law Group, P.C. has given us an opinion relating to the issuance of the common stock being registered. The Silvestre Law Group, P.C. or its various principals and/or affiliates, are the beneficial owners of 225,000 shares of common stock and options and/or warrants to purchase 265,000 shares of common stock.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This reoffering prospectus is part of a registration statement on Form S-8.  The reoffering prospectus is prepared in accordance with the requirements of Part I of Form S-3 and General Instruction C of the instructions to Form S-8.  The SEC allows this filing to “incorporate by reference” information that we previously has filed with the SEC.  This means that we can disclose important information to you by referring you to other documents that we have filed with the SEC.  The information incorporated by reference is deemed to be part of this reoffering prospectus, except for any such information superseded by information contained in later-filed documents or directly in this reoffering prospectus. This reoffering prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K). These documents contain important information about us and our financial condition.

We incorporate by reference into this reoffering prospectus the information contained in the documents listed below, which are considered to be a part of this prospectus:

•	Our Annual Report on Form 10-K and with the Commission on March 29, 2013, for the year ended December 31, 2012;

•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, June 30, and September 30, 2013, filed on May 10, August 14, and November 8, 2013, respectively;

•	Our Current Reports on Form 8-K filed on February 21, March 15, March 28, March 29, May 8, June 11, July 1, August 20, September 6 and October 23, 2013 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01);

All documents filed by the Company subsequent to those listed above with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, prior to the termination of the offering, shall be deemed to be incorporated by reference into this reoffering prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this reoffering prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this reoffering prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this reoffering prospectus, but not delivered with the reoffering prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that are incorporated by reference. You should direct written requests to the address provided below in the section entitled “Where You Can Find More Information.”

You should rely only on the information incorporated by reference or provided in this reoffer prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this reoffer prospectus is accurate as of any date other than the date on the front page of those documents.

WHERE YOU CAN FIND MORE INFORMATION

We make our public filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all exhibits and amendments to these reports. These materials are available on the Company’s website at www.genspera.com or on the SEC’s web site, http://www.sec.gov. We have not incorporated by reference into this prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus. You may also read or copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Alternatively, you may obtain copies of these filings, including exhibits, by writing or telephoning us at:

GENSPERA

2511 N Loop 1604 W, Suite 204

San Antonio, TX 78258

Attn: Chief Executive Officer

Tel: 210-479-8112

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DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES LAW VIOLATIONS

The Delaware General Corporation Law, the Company’s Amended and Restated Certificate of Incorporation and the Company's Bylaws provide for indemnification of the Company's Directors for expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of having been Director(s) or Officer(s) of the corporation, or of such other corporation, except, in relation to matter as to which any such Director or Officer or former Director or Officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. We have also entered into indemnification agreements with our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

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You should rely only on the information contained in or incorporated by reference into this reoffer prospectus. We have not authorized any person to give any information or to make any representations other than those contained or incorporated by reference in this reoffer prospectus, and, if given or made, you must not rely upon such information or representations as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information we have included in this prospectus is accurate as of any date other than the date of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference regardless of the time of delivery of this prospectus or of any securities registered hereunder.

4,961,479 Shares

GENSPERA, Inc.

Common Stock

REOFFER PROSPECTUS

November 26, 2013

10

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents By Reference.

The following documents filed by the Company with the SEC are incorporated by reference in this Registration Statement:

•	Our Annual Report on Form 10-K and with the Commission on March 29, 2013, for the year ended December 31, 2012;

•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, June 30, and September 30, 2013, filed on May 10, August 14, and November 8, 2013, respectively;

•	Our Current Reports on Form 8-K filed on February 21, March 15, March 28, March 29, May 8, June 11, July 1, August 20, September 6 and October 23, 2013 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01);

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such reports and documents.  Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this Registration Statement.

Item 4.    Description of Securities.

As of September 30, 2013, our authorized capital stock consisted of:

•	150,000,000 shares of common stock, par value $0.0001; and

•	30,000,000 shares of “blank check” preferred stock, par value $0.0001.

As of September 30, 2013, 27,252,966 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding. All of our currently issued and outstanding shares of capital stock were validly issued, fully paid and non-assessable under the DGCL.

Set forth below is a summary description of all of the material terms of our capital stock. This description is qualified in its entirety by reference to our amended and restated certificate of incorporation, bylaws and form of convertible securities, each of which is filed as an exhibit to our registration statement of which this reoffer prospectus is a part.

Common Stock

The holders of our common stock are entitled to one vote per share on each matter submitted to a vote at a meeting of our stockholders, except to the extent that the voting rights of our shares of any class or series of stock are determined and specified as greater or lesser than one vote per share in the manner provided by our certificate of incorporation. Our stockholders have no pre-emptive rights to acquire additional shares of our common stock or other securities. Our common stock is not subject to redemption rights and carries no subscription or conversion rights. In the event of liquidation of our company, the shares of our common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. All shares of our common stock now outstanding are fully paid and non-assessable. Our bylaws authorize the board of directors to declare dividends on our outstanding shares.

Our common stock may be considered to be a “penny stock” if it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Securities Exchange Act for 1934, as amended (the “Exchange Act”).  Our common stock may be a “penny stock” if it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a “recognized” national exchange; (iii) it is NOT quoted on the Nasdaq Capital Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Exchange Act.  For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account.  Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

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Preferred Stock

We may issue our preferred shares from time to time in one or more series as determined by our board of directors. The voting powers and preferences, the relative rights of each series, and the qualifications, limitations and restrictions thereof may be established by our board of directors without any further vote or action by our shareholders.

Outstanding Warrants

As of September 30, 2013, we had an aggregate of 10,266,597 common stock purchase warrants issued and outstanding with a range of exercise prices from $0.50 to $3.50 per share and an average weighted exercise price of $2.56 per share.

Options

As of September 30, 2013, we had an aggregate of 6,011,023 common stock purchase options issued and outstanding with an average exercise price of $1.83 per share. The options were issued pursuant to our 2007 Plan and 2009 Plan.

Convertible Notes

As of September 30, 2013, we have three convertible promissory notes outstanding that are payable to Dr. Dionne, our Chief Executive Officer, Chief Financial Officer, President and Chairman. The notes have an annual interest rate of 4.2%. The aggregate balance of the notes is $105,000 in principal and approximately $25,000 in accrued interest. The notes and accrued interest are convertible into 259,596 shares of common stock at a price of $0.50 per share.

Delaware Anti-Takeover Law and Charter and Bylaws Provisions

We are subject to Section 203 of the Delaware General Corporation Law. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

•	prior to such date, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

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•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status, and any entity or person affiliated with or controlling or controlled by such entity or person.

Our certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. In particular, the certificate of incorporation and bylaws, as applicable, among other things:

•	provide our board of directors with the ability to alter its bylaws without stockholder approval; and

•	provide that vacancies on our board of directors may be filled by a majority of directors in office, although less than a quorum.

Such provisions may have the effect of discouraging a third-party from acquiring us, even if doing so would be beneficial to our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of our company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

Item 5. Interest of Named Experts and Counsel

The Silvestre Law Group, P.C. has given us an opinion relating to the issuance of the common stock being registered. The Silvestre Law Group, P.C. or its various principals and/or affiliates, are the beneficial owners of 225,000 shares of our common stock and options and/or warrants to purchase 265,000 shares of common stock.

Item 6. Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law, as amended, or DGCL, allows a corporation to eliminate the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of a fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies if (i) such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (ii) such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

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Our certificate of incorporation states that, to the fullest extent permitted by the DGCL, no director shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as director.

Our bylaws provide that we shall, to the fullest extent authorized by the DGCL, indemnify any person who was or is made a party or threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was our director or officer or is or was serving at our request as a director or officer of another corporation, or as a controlling person of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer, or in any other capacity while serving as a director or officer, against all expenses, liability or loss reasonably incurred or suffered by such person in connection with such action, suit or proceeding. Our bylaws also provide that we may enter into one or more agreements with any director, officer, employee or agent of ours, or any person serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, that provides for indemnification rights equivalent to or, if our board of directors so determines, greater than, those provided for in such bylaws.

Item 7. Exemption from Registration Claimed.

Not Applicable

Item 8. Exhibits

INDEX TO EXHIBITS

			Incorporated by Reference
Exhibit No.	Description	Filed Herewith	Form	Exhibit No.	File No.	Filing Date
4.01**	Amended and Restated GenSpera 2007 Equity Compensation Plan adopted January 2010		8-K	4.01	333-153829	1/11/10
4.02**	Amended and Restated 2009 Executive Compensation Plan adopted March 25, 2013		10-K	4.11	333-153829	3/29/13
4.03**	Form of 2007 Equity Compensation Plan Option Grant and 2009 Executive Compensation Option Grant		8-K	4.02	333-153829	9/09/09
4.04**	Form of 2007 Equity Compensation Plan Restricted Stock Grant and 2009 Executive Compensation Restricted Stock Grant		S-8	4.03	333-171783	1/20/11
4.05**	Form of 2007 Equity Compensation Plan Restricted Stock Unit Agreement and 2009 Executive Compensation Plan Restricted Stock Unit Agreement		10-K	4.22	333-153829	3/30/11
5.01	Opinion of Silvestre Law Group, P.C.	*
23.01	Consent of RBSM LLP	*
23.02	Consent of Liggett, Vogt & Webb P.A.	*
23.03	Consent of Silvestre Law Group, P.C. (contained in opinion filed as Exhibit 5.01 to this registration statement)	*
24.01	Power of Attorney -- Included on the signature page	*

*	Filed Herein
**	Management contracts or compensation plans or arrangements in which directors or executive officers are eligible to participate.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, GenSpera, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas on the 22nd day of November, 2013.

GENSPERA, INC

By:	/S/ Craig Dionne, PhD
Craig Dionne, PhD
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Craig Dionne and Russell Richerson, and each of them acting alone, with full power of substitution and resubstitution and full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and all documents in connection therewith (including all post-effective amendments and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act), with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ CRAIG DIONNE	Chief Executive Officer, President and Chairman	November 26, 2013
Craig Dionne, PhD	(Principal Executive Officer)

/S/ CRAIG DIONNE	Chief Financial Officer	November 26, 2013
Craig Dionne, PhD	(Principal Financial and Accounting Officer)

/S/ BO JESPER HANSEN	Director	November 26, 2013
Bo Jesper Hansen, MD PhD

/S/ SCOTT OGILVIE	Director	November 26, 2013
Scott Ogilvie

/S/ PETER GREBOW	Director	November 26, 2013
Peter Grebow, PhD

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